SHARE EXCHANGE AGREEMENT

Victor Siegel (the “Undersigned” or “Holder”), enters into this Exchange Agreement (the “Agreement”) with Mindpix Corp. (the “Company”) on February 26, 2015 whereby the Holder will exchange (the “Exchange”) a certain amount of debt owed to Siegel that is now due and owing (the “Debt”), for shares of the Company’s Series A Convertible Preferred stock, par value $.0001 per share (the Series A Convertible Preferred Stock”), that will be issued pursuant to the provisions of a Board of Directors Resolution.

On and subject to the terms hereof, the parties hereto agree as follows:

Article I: Exchange of the Debt for Series B Preferred Stock

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Undersigned hereby agrees to cause the Holders to exchange and deliver to the Company the Debt in the principal amount of $34,500, and in exchange therefor the Company hereby agrees to issue to the Holder 23,000 shares of Series A Convertible Preferred Stock.

The closing of the Exchange (the “Closing”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement. At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Debt and (b) the Company shall deliver to the Holder 23,000 shares Series A Convertible Preferred.

Article II: Covenants, Representations and Warranties of the Holders

The Holder hereby covenants (solely as to itself) as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and the Holder and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder.

Section 2.3 Title to the Exchanged Preferred. The Holder is the sole legal and beneficial owner of the Debt. The Holder has good, valid and marketable title to debt, free and clear of any Liens. The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its shares of debt or its rights in Debt, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Debt.

Section 2.4 Restricted Stock. The Holder (a) acknowledges that the Series A Convertible Preferred Shares have not been registered under the Securities Act or any state securities laws, and the Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Holders’ Shares will bear a legend to such effect, and (b) is purchasing the Holders’ Shares for investment purposes only for the account of the Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Holders’ Shares in a manner that would violate the registration requirements of the Securities Act. The Holder is able to bear the economic risk of holding the Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Shares.

Section 2.5 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with OTC Markets at www.otcmarkets.com,, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, its attorneys, except for (A) the publicly available filings and submissions made by the Company with OTC Markets, and (B) the representations and warranties made by the Company in this Agreement.

Section 2.6 No Public Market. The Holder understands that no public market exists for the Series A Convertible Preferred, and that there is no assurance that a public market will ever develop for the Series B Preferred.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, OTCC Markets, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 3.3 Validity of Series A Convertible Preferred Stock. The shares of the Holders’ Series A Convertible Preferred have been duly authorized and will at the Closing be validly issued, fully paid and non-assessable, and the issuance of the Holders’ Series A Convertible Preferred will not be subject to any preemptive, participation, rights of first refusal or other similar rights. The Series A Convertible Preferred (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Series A Convertible Preferred.

Section 3.4 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with OTC Markets a Current Report disclosing all material terms of the Exchange.

Article IV: Miscellaneous

Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Nevada, without reference to its choice of law rules.

Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“COMPANY”:

MINDPIX CORP.

By:

Name:

Title:

“HOLDER”

VICTOR SIEGEL

By:
Victor Siegel